UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 15, 2006

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, the Board of Directors (the “Board”) of Extreme Networks, Inc. (the “Company”), in consultation with the Compensation Committee of the Board (the “Compensation Committee”), approved the terms of the Company’s Fiscal 2007 Executive Incentive Bonus Plan (the “2007 Bonus Plan”). The 2007 Bonus Plan provides for the payment of cash bonuses based upon the Company’s operating profit, revenue objectives, undesirable attrition objectives and, for non-executive officers, individual performance objectives. The amount of the total target bonus for each employee varies based upon the officer’s position and responsibilities.

Under the 2007 Bonus Plan, for the Company’s chief executive officer and the four other most highly compensated executive officers for the Company’s most recently completed fiscal year (collectively, the “Named Executive Officers”), other than the vice president of worldwide sales, the bonus is structured as follows: (i) forty percent (40%) of the Named Executive Officer’s total target bonus is based upon a fiscal 2007 revenue formula, (ii) forty percent (40%) of the Named Executive Officer’s total target bonus is based upon the Company’s adjusted operating profit as a percentage of revenue in fiscal 2007 and (iii) twenty percent (20%) of the Named Executive Officer’s total target bonus is based upon the amount of undesirable attrition of the Company’s employees during fiscal 2007. Under the 2007 Bonus Plan, the bonus structure for the senior vice president of worldwide sales (the “SVP Sales”) is as follows: (i) fifty percent (50%) of the SVP Sales’ total target bonus is based upon the Company’s adjusted operating profit in fiscal 2007 and (ii) fifty percent (50%) of the SVP Sales’ total target bonus is based upon the amount of attrition of the Company’s worldwide sales employees during fiscal 2007.

The target bonus that may be paid to each Named Executive Officer under the 2007 Bonus Plan is as follows:

As Percentage of Fiscal 2007 Base Salary
Mark Canepa, President and Chief Executive Officer	70%
Michael J. Palu, Vice President, Acting Chief Financial Officer	40%
Alexander J. Gray, Senior Vice President and Chief Operating Officer	40%
Herb Schneider, Vice President of Research and Development	40%
Frank C. Carlucci, Senior Vice President of Worldwide Sales	**

**	Mr. Carlucci’s bonus for fiscal 2007 under the 2007 Bonus Plan will be based on a bonus target of $50,000.

Under the 2007 Bonus Plan, for vice presidents who are not Named Executive Officers, the bonus is structured as follows: (i) thirty percent (30%) of the officer’s total target bonus is based upon a fiscal 2007 revenue formula, (ii) thirty percent (30%) of the officer’s total target bonus is based upon the Company’s adjusted operating profit as a percentage of revenue in fiscal 2007, (iii) fifteen percent (15%) of the officer’s total target bonus is based upon the amount of undesirable attrition of the Company’s employees during fiscal 2007 and (iv) twenty-five percent (25%) of the officer’s total target bonus is based upon the achievement of individual management bonus objectives aligned with the Company’s strategic goals and approved by the Compensation Committee.

The 2007 Executive Incentive Bonus Plan, adopted and effective as of November 15, 2006, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The preceding discussion of the 2007 Executive Incentive Bonus Plan is qualified by reference to the 2007 Executive Incentive Bonus Plan attached as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, on November 15, 2006, the Board approved, in consultation with the Compensation Committee, the terms of a commission bonus plan (the “SVP Sales Bonus Plan”) for Mr. Carlucci, the SVP Sales, separate from and in addition to the amount under the 2007 Bonus Plan. The SVP Sales Bonus Plan provides for the payment of a cash bonus based upon a fiscal 2007 revenue formula, and the total target bonus for fiscal 2007 for the SVP Sales under the SVP Sales Bonus Plan is $175,000.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Extreme Networks, Inc. Fiscal 2007 Executive Incentive Bonus Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006

EXTREME NETWORKS, INC.

By:	/s/ Michael J. Palu
Michael J. Palu
Vice President, Corporate Controller,
Acting Chief Financial Officer

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